Exhibit 10.5

AMENDMENT 2010-2

to the

NORDSTROM 401(k) PLAN & PROFIT SHARING

(2008 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) is hereby amended pursuant to Plan Section 13.1-2 to restore eligibility of certain members of the Nordstrom family for Employer Profit Sharing Contributions. The provisions of this Amendment 2010-2 are effective immediately.

1. Section 5.1-7 Nordstrom Family Member Allocation Restrictions is added as follows to restore eligibility of certain Nordstrom family members to receive Employer Profit Sharing Contributions, beginning with the 2010 Plan Year:

“5.1-7 Nordstrom Family Member Allocation Restrictions. Effective for Plan Years beginning on January 1, 2007, 2008, and 2009 only, and notwithstanding anything in section 5.1 to the contrary, any Participant who is both a Nordstrom family member and is reported as a “named executive officer” in the Summary Compensation Table of the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission for the Company’s fiscal year ending during the Plan Year shall not share in the Employer Profit Sharing Contribution allocation for that Plan Year, unless required by section 12.4 if the Plan is top heavy. This restriction does not apply for Plan Years beginning on and after January 1, 2010.”

IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2010-2 has been executed on behalf of the Company this     18     day of     May    , 2010.

NORDSTROM, INC.

By:	/s/ Delena M. Sunday

Title:	Executive Vice President,

Corporate Human Resources & Diversity Affairs